Exhibit 99.2

Teleflex Incorporated Preliminary Financial Outlook for 2008 Earnings Conference Call Exhibit 99.2

3 Forward Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring and integration actions, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Corporate expenses, restructuring costs, gain on sale of businesses and assets, interest expense and taxes on income are excluded from the measure. Further historical information including unaudited adjusted segment results to reflect discontinued operations is available at www.teleflex.com.

5 Jeff Black Chairman and Chief Executive Officer

7 2008 Financial Outlook Highlights Repositioned portfolio to deliver Significant operating margin improvement Strong cash flow Solid revenue growth Medical mid single digit revenue growth and return to segment operating margin in 20% range during the year Increased margins in Aerospace and Commercial Overall segment operating margins in the mid teens for the year Arrow integration ahead of schedule - anticipate $33 to $37 million in pre-tax synergies for 2008 Strong operating cash generation for repayment of debt

9 2007 Strategic Highlights Created an over $1.4 billion medical technology business with acquisition of Arrow International Strengthened portfolio through bolt-on acquisitions Specialized Medical Devices Southern Wire Corporation Nordisk Aviation Products Divested Components Business in Aerospace with annual revenues of ~$130 million Divested Automotive and Industrial business with annual revenues of ~$855 million Expect gain on sale, net of tax Utilized ~$400 million of expected net after-tax proceeds to pay long-term debt

11 Teleflex Portfolio Transformation 2008E Segment OP Medical over 75% Source = 2006 data per SEC filings 2008E Revenues Medical over 60%

13 2008 Medical Segment Outlook Full year impact of Arrow acquisition Mid single digit core growth Sales growth driven by: Arrow acquisition and critical care product lines International markets Improvements in OEM business Restructuring and related costs Segment operating margins reach 20% range during the year Expedited FDA compliance program for Arrow facilities

15 2008 Aerospace Segment Outlook Full year impact of Nordisk acquisition Core growth relatively flat resulting from platform transition 747-4 to 747-8 A 380 delays impact 747-4 conversions Supplier for new Airbus platforms for '09 and beyond Repairs growth steady, R&D investment for new engine repairs Segment operating margins maintain low double digit ranges including investment in new technology for engine repairs, platforms Improvement coming from benefits of recent restructuring, operational efficiencies

17 2008 Commercial Segment Outlook Commercial businesses remaining: Marine, Rigging Services and Power Systems Sales growth in Marine and Rigging Services offset by decline in Power Systems products from NA truck market Marine aftermarket, international and new products fuel growth Rigging Services benefits from full year impact of acquisition and expansion into new geography Segment operating profit margin mid single digit range as stronger Marine and Rigging Services margins are offset by decline in Power Systems

19 Kevin K. Gordon Executive Vice President and Chief Financial Officer

21 2007 Fourth Quarter Activities Executing on Arrow International integration activities Accelerating regulatory compliance program to respond to Arrow FDA corporate warning letter Executing on Nordisk Aviation Products integration activities Fourth Quarter 2007 Special Charges: Inventory step-up In-Process Research & Development Transaction costs May record non-cash charge related to impairment of certain assets of Power Systems business Estimated gain of ~$90 million, net of tax, on sale of global auto business 1 1 = subject to working capital and other operating adjustments

23 Revenue of over $2.4 billion Medical up due to Arrow acquisition and mid-single digit core growth Aerospace increases with acquisition Commercial relatively flat Overall segment operating margins in the mid teens for the year compared with ~11% in 2006 Operating cash flow of ~$250 million1 2008 Outlook Financial Goals 1 = exclusive of tax payments related to gain on sale recorded in discontinued operations in 2007

25 Effective tax rate: 27% to 29% Capex: $60 - $70 million Depreciation & Amortization expense: ~$120 million Repayment of debt continues to drive reduced interest expense Total debt outstanding as of December 31, 2007 of ~$1.7 billion 2008 Outlook Assumptions

27 Run-rate annual pre-tax synergies of $70 - $75 million by 2010 Increased estimate of pre-tax synergies of $33 - $37 million in 2008 Integration costs of $70 - $80 million 2007 thru 2010 $35 - $45 million expense $25 - $30 million restructuring expense $10 - $15 million operating expense ~$35 million purchase accounting related Arrow Integration Costs & Synergies

29 Low High Earnings per share from continuing operations including special charges $3.03 $3.30 Addback special charges1 $0.67 $0.60 Earnings per share from continuing operations before special charges $3.70 $3.90 2008 Outlook Operating cash flow of ~$250 million2 1 = includes restructuring, integration costs and inventory step-up, all principally related to the Arrow acquisition 2 = exclusive of tax payments related to gain on sale recorded in discontinued operations in 2007

31 Jeff Black Chairman and Chief Executive Officer

33 Summary Redefined portfolio to increase margins, reduce cyclicality and market risk Achievable goals and targets for integration activity Sound working capital management and cash flow generation Capitalize on global presence, strong brands, established customer base and aftermarket or service opportunities Position Teleflex for future growth and continued expansion in new products and markets Diversified company largely defined by our medical technology business

Question and Answer Session